                         ------------------------------

                               PURCHASE AGREEMENT

                                  by and among

                                  SM/PACE, INC.

                                       and

                         PACE ENTERTAINMENT CORPORATION

                                       and

                       CHARLOTTE AMPHITHEATER CORPORATION
                                       and
                      THE WESTSIDE AMPHITHEATRE CORPORATION

                                       and

                                   VIACOM INC.

                         ------------------------------

                          Dated as of December 19, 1997

                                TABLE OF CONTENTS
                                -----------------
1.     Defined Terms ........................................................  2
       1.1    Cross-References ..............................................  2
       1.2    Other Defined Terms ...........................................  3
       1.3    Special Defined Terms .........................................  3
       1.4    Knowledge .....................................................  8

2.     Purchase and   Sale ..................................................  8
       2.1    Transferred Interest ..........................................  8
       2.2    Charlotte Loan ................................................  8
       2.3    Instruments of Conveyance, Transfer and Assumption and
                Release .....................................................  8
              (a)     Instruments of Conveyance and Transfer ................  8
              (b)     Instruments of Assumption .............................  9
       2.4    Blockbuster Group Release .....................................  9
       2.5    Mutual Releases ...............................................  9

3.     Closing; Purchase Price; Liabilities ................................. 10
       3.1    Closing Date .................................................. 10
       3.2    Purchase Price and Payment at Closing ......................... 10
       3.3    Assumed Liabilities; Excluded Liabilities; Retained
                Liabilities ................................................. 11
              (a)     Assumed Liabilities ................................... 11
              (b)     Retained Liabilities .................................. 12

4.     Representations and Warranties ....................................... 12
       4.1    Representations and Warranties of the Blockbuster Group ....... 12
              (a)     Due Organization; Good Standing and Power ............. 12
              (b)     Authorization of Agreement ............................ 12
              (c)     No Approvals or Notices Required; No Conflict of
                        Instruments ......................................... 13
              (d)     Ownership of Transferred Interest ..................... 13
              (e)     Ownership of Charlotte Loan ........................... 13
              (f)     Legal Proceedings ..................................... 13
              (g)     Certain Fees .......................................... 14
              (h)     Sony/Block Representations ............................ 14
       4.2    Representations and Warranties of the PACE Group .............. 14
              (a)     Due Organization; Good Standing and Power ............. 14
              (b)     Authorization and Validity of Agreement ............... 15
              (c)     No Approvals or Notices Required; No Conflict with
                        Instruments ......................................... 15
              (d)     Certain Fees .......................................... 15
              (e)     Legal Proceedings ..................................... 15
       4.3    Survival of Representations and Warranties .................... 15
       4.4    Blockbuster Acknowledgment .................................... 16

5.     Covenants; Actions Prior to Closing .................................. 16
       5.1    Access to Information ......................................... 16
       5.2    No Disposition of Transferred Assets; Modification of
                Specific Indemnification Obligations ........................ 16
       5.3    Further Actions ............................................... 17
       5.4    Notification .................................................. 17

6.     Conditions Precedent ................................................. 17
       6.1    Conditions Precedent to Obligations of All Parties ............ 17
              (a)     No Lawsuits ........................................... 17
              (b)     Mutual Third Party Consents and Approvals ............. 18
              (c)     Name-in-Title Agreement ............................... 18
       6.2    Conditions Precedent to the Obligations of the Blockbuster
                Group ....................................................... 18
              (a)     Accuracy of Representations and Warranties ............ 18
              (b)     Performance of Agreements ............................. 18
              (c)     PACE Group's Officer's Certificate .................... 18
              (d)     Actions and Proceedings ............................... 19
              (e)     Carowinds Amphitheater ................................ 19
       6.3    Conditions Precedent to Obligations of the PACE Group ......... 19
              (a)     Accuracy of Representations and Warranties ............ 19
              (b)     Performance of Agreements ............................. 19
              (c)     Blockbuster Officer's Certificate ..................... 19
              (d)     Actions and Proceedings ............................... 19
              (e)     The PACE Group Special Consents and Approvals ......... 20
              (f)     Funding Amounts ....................................... 20

7.     Termination .......................................................... 21
       7.1    General ....................................................... 21
       7.2    No Liabilities in Event of Termination ........................ 21

8.     Covenants and Actions Subsequent to Closing .......................... 21
       8.1    Covenant Not to Compete ....................................... 21
       8.2    Performance Guarantee ......................................... 22
       8.3    Tax Matters ................................................... 22

9.     Indemnification ...................................................... 22
       9.1    Indemnification by the PACE Group ............................. 22
       9.2    Indemnification by the Blockbuster Group ...................... 23
       9.3    Matters Involving Third Parties ............................... 23

10.    Miscellaneous ........................................................ 24
       10.1   Public Announcements .......................................... 24

       10.2   Expenses ...................................................... 24
       10.3   Remedy ........................................................ 25
       10.4   Notices ....................................................... 26
       10.5   Delaware Law to Apply ......................................... 26
       10.6   Headings ...................................................... 26
       10.7   Legal Construction ............................................ 26
       10.8   Counterparts .................................................. 26
       10.9   Gender ........................................................ 26
       10.10  Binding Effect; Benefit ....................................... 26
       10.11  Assignability ................................................. 26
       10.12  Entire Agreement, Modification, Consents and Waivers .......... 27

                   LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT

                                    Schedules

Schedule 4.1(c)        -       Blockbuster Approvals

Schedule 4.1(d)        -       Transferred Interest

Schedule 4.1(e)        -       Charlotte Loan

Schedule 4.1(f)        -       Litigation

Schedule 4.2(c)        -       PACE Approvals

                               PURCHASE AGREEMENT

      This Purchase Agreement (this "Agreement") is entered into as of this 19th day of December, 1997 by and among (i) SM/PACE, INC., a Texas corporation (the "PACE Subsidiary"), (ii) PACE ENTERTAINMENT CORPORATION, a Texas corporation (the "PACE Parent"), and the parent corporation of PACE Subsidiary, (iii) CHARLOTTE AMPHITHEATER CORPORATION, a Delaware corporation ("CAC"), and THE WESTSIDE AMPHITHEATRE CORPORATION, an Arizona corporation ("WAC", and together with CAC, the "Blockbuster Subsidiary"), and (iv) VIACOM INC. (successor in interest by merger to Blockbuster Entertainment Corporation), a Delaware corporation (the "Blockbuster Parent"), and the parent corporation of the Blockbuster Subsidiary. The PACE Subsidiary and the PACE Parent are hereinafter collectively referred to as the PACE Group, and the Blockbuster Subsidiary and the Blockbuster Parent are hereinafter collectively referred to as the "Blockbuster Group".

                                    RECITALS:

      1. Pavilion Partners (the "Pavilion Partnership") is a Delaware general partnership created by and pursuant to the provisions contained in that certain Partnership Agreement ("Pavilion Partnership Agreement") entered into by and among the PACE Subsidiary, the Blockbuster Subsidiary, Amphitheater Entertainment Partnership ("Sony/Block"), a Delaware general partnership whose sole general partners are the Blockbuster Subsidiary and YM Corp, a Delaware corporation (the "Sony Subsidiary"), and the Sony Subsidiary.

      2. Pursuant to the terms of the Pavilion Partnership Agreement, the PACE Subsidiary currently owns a thirty-three and one-third percent (33-1/3%) Percentage Interest in Pavilion Partnership and Sony/Block currently owns a sixty-six and two-thirds percent (66-2/3%) Percentage Interest in Pavilion Partnership. Pursuant to the terms of the Partnership Agreement of Sony/Block (the "Sony/Block Partnership Agreement"), each of the Blockbuster Subsidiary and the Sony Subsidiary currently owns a fifty percent (50%) interest in Sony/Block.

      3. As part of the transactions contemplated by this Agreement, the Blockbuster Group desires to have the Blockbuster Subsidiary assign and sell to the PACE Subsidiary, and the PACE Group desires for the PACE Subsidiary to purchase from the Blockbuster Subsidiary, all of the Blockbuster Subsidiary's fifty percent (50%) interest in Sony/Block (the "Transferred Interest").

      4. After giving effect to the transactions contemplated by this Agreement,
(i) the Sony Subsidiary's fifty percent (50%) interest in Sony/Block will be unchanged, the PACE Subsidiary will own a fifty percent (50%) interest in Sony/Block, and the Blockbuster Subsidiary will not own any interest in Sony/Block, (ii) the direct ownership of the Pavilion Partnership will be unchanged, and (iii) the Blockbuster Group shall be fully released from all Liabilities arising under the Amphitheater Loans and the Assumed Agreements.

      5. As part of the transactions contemplated by this Agreement, the Blockbuster Parent shall also sell to the PACE Subsidiary that certain loan (the Charlotte Loan) which (i) is evidenced by that certain Promissory Note in the original principal amount of $8,000,000, dated April 1, 1994, executed by CAC in favor of the Blockbuster Parent (the "Charlotte Note"), (ii) is secured by that certain North Carolina Deed of Trust dated April 1, 1994, executed by CAC in favor of the Blockbuster Parent and covering the Charlotte Asset (the "Charlotte Deed of Trust"), and (iii) has been contractually assumed by the Pavilion Partnership pursuant to Section 5.6 of the Pavilion Partnership Agreement.

      6. In consideration for the sale of the Transferred Assets, the PACE Subsidiary shall pay the Cash Purchase Price provided for herein and assume the Assumed Liabilities and shall release or cause to be released the Blockbuster Group from certain liabilities and obligations as specified herein, all subject to the terms and provisions hereinafter set forth.

      7. The PACE Parent is joining in the execution of this Agreement for the purpose of making certain representations and warranties to, and covenants and agreements with, the Blockbuster Group, including to evidence its agreement to indemnify the Blockbuster Group from any Damages it incurs which arise out of any of the Assumed Liabilities.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

1. Defined Terms.

      1.1 Cross References. The following terms are defined in this Agreement in the Sections indicated below:

         Amphitheater Loan Release             Section 2.4
         Assumed Agreements                    Section 2.4
         Assumed Liabilities                   Section 3.3(a)
         Blockbuster Executory Contracts       Section 1.3 (in the definition of
                                               Indemnification Obligations)
         Blockbuster Group                     Preamble
         Blockbuster Parent                    Preamble
         Blockbuster Subsidiary                Preamble
         CAC                                   Preamble
         Cash Purchase Price                   Section 3.2(d)

         Charlotte Deed of Trust               Recitals
         Charlotte Loan                        Recitals
         Charlotte Note                        Recitals
         Charlotte Parking Obligations         Section 3.3(a)(iii)
         Closing                               Section 3.1
         Closing Date                          Section 3.1
         Communications                        Section 10.4
         Damages                               Section 9.1
         Financial Closing Obligations         Section 3.3(a)(ii)
         Indemnified Party                     Section 9.3(a)
         Indemnifying Party                    Section 9.3(a)
         Liabilities                           Section 3.3(b)
         Loan Purchase Price                   Section 3.2(a)
         Miscellaneous Payable
           Obligations                         Section 3.3(a)(iv)
         New Pavilion Partnership
           Agreement                           Section 6.3(e)(i)
         New Sony/Block Partnership
           Agreement                           Section 6.3(e)(iii)
         Noncompete Covenant                   Section 8.1
         PACE Group                            Preamble
         PACE Parent                           Preamble
         PACE Subsidiary                       Preamble
         Partner Note Obligations              Section 3.3(a)(i)
         Pavilion Partnership                  Recitals
         Pavilion Partnership Agreement        Recitals
         Reimbursement Amount                  Section 3.2(b)
         Retained Liabilities                  Section 3.3(b)
         Sony/Block                            Recitals
         Sony/Block Partnership
           Agreement                           Recitals
         Sony Subsidiary                       Recitals
         Third Party Claim                     Section 9.3(a)
         Transferred Interest                  Recitals
         Transferred Interest Cash Amount      Section 3.2(b)
         WAC                                   Preamble

      1.2 Other Defined Terms. Except as otherwise specified herein, other capitalized terms used herein which are not specifically defined herein shall have the respective meanings assigned pursuant to the terms of the Pavilion Partnership Agreement.

      1.3 Special Defined Terms. As used in this Agreement, the following terms shall have the respective meanings indicated:

            "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person; provided however, with respect to the Blockbuster Group, the definition of "affiliate" shall not be deemed to include National Amusements Inc.

            "Amphitheater Loans" means the Camden Loan and the West Palm Beach Loan.

            "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

            "Applicable Releasing Parties" means (i) the members of the PACE Group, (ii) the members of the Sony Group, (iii) the Pavilion Partnership,
      (iv) Sony/Block and (v) any third party to whom any member of the Blockbuster Group has undertaken a direct contractual obligation at any time on or before the Closing Date in connection with indebtedness of the Pavilion Partnership for borrowed funds, including, without limitation, The Sanwa Bank, Limited.

            "Camden Loan" means that certain $23,630,000 loan extended by The Sanwa Bank, Limited to the Pavilion Partnership and evidenced by (i) that certain Loan Agreement dated July 3, 1995 and entered into by and between The Sanwa Bank, Limited and the Pavilion Partnership and (ii) that certain Promissory Note dated July 3, 1995 executed by the Pavilion Partnership, payable to the order of The Sanwa Bank, Limited and in the original principal amount of $23,630,000.

            "Camden Loan Indemnification Agreement" means that certain Indemnification Agreement dated October 5, 1994, and executed by the Blockbuster Parent in favor of the Sony Parent relating to the Camden Loan.

            "Cost Overrun Obligations" means the obligations of the Blockbuster Group to the City of Phoenix under Section 3.1 of the Phoenix Amphitheater Lease (and the Development Agreement referred to therein) arising out of or existing due to the final construction costs of the Phoenix Amphitheater exceeding Eleven Million Dollars ($11,000,000.00), which obligations have been previously fully and finally released and discharged.

            "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

            "Governmental Entity" means any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

            "Indemnification Obligations" means any indemnification obligation of the Blockbuster Group to the Pavilion Partnership or arising under the Pavilion Partnership Agreement, including, without limitation, any such indemnification obligation related to any one or more of (i) the Partner Note Obligations, the Financial Closing Obligations, the Charlotte Parking Obligations, the Cost Overrun Obligations, or the Miscellaneous Payable Obligations; (ii) the obligation of the Blockbuster Group related to the cost, expense and obligation of maintaining, collateralizing and/or securing the letters of credit required by the terms of the Phoenix Amphitheater Lease, if any; (iii) any obligation of the Blockbuster Group to the Pavilion Partnership for a breach of any representation or warranty made by the Blockbuster Subsidiary (which for purposes of this definition includes San Bernardino Amphitheater Corporation) under the Executory Contracts relating to the Existing Blockbuster Assets (the "Blockbuster Executory Contracts"), (iv) the Stagehand Union Lawsuit Obligation, (v) the Phoenix Tax Obligation, or (vi) the San Bernardino Representation Obligation.

            "Name-in-Title Agreement" means that certain agreement to be executed by and between the Blockbuster Group and the Pavilion Partnership on terms reasonably agreed to by such parties and consistent with the following:

                  (a) The Name-in-Title Agreement shall provide that through and until the second anniversary of the Closing Date, the "Blockbuster" name will, at the option of the Blockbuster Group, continue to be displayed and utilized consistent with past practices in connection with the name of the Glen Helen Blockbuster Pavilion in San Bernardino, California, the Desert Sky Pavilion in Phoenix, Arizona, and the Blockbuster Pavilion in Charlotte, North Carolina (the "Old Blockbuster Amphitheaters"). The Name-in-Title Agreement will provide that the Blockbuster Group will be granted a right of first offer on the name-in-title rights at each of the Old Blockbuster Amphitheaters as follows:

                        (1) If the Pavilion Partnership desires to seek, at any
                  time, a name-in-title sponsor for any of the Old Blockbuster Amphitheaters with respect to any period of time after the second anniversary of the Closing Date, the Pavilion Partnership shall be required to first offer to the Blockbuster Group the right to purchase a name-in-title sponsorship for such Old Blockbuster Amphitheater for a price to be designated by the Pavilion Partnership (the "First Offer").

                        (2) If the Blockbuster Group rejects a First Offer with
                  respect to any Old Blockbuster Amphitheater, or does not accept a First Offer with respect to any Old Blockbuster Amphitheater within thirty (30) days following the making of such First Offer to the Blockbuster Group, then (i) subject to clause (ii) below, the Pavilion Partnership shall be free at any time within the next twelve (12) months following the making of such First Offer, without any contractual obligation to the Blockbuster Group, to sell the name-in-title sponsorship for such Old Blockbuster Amphitheater on the same or better terms as to the Pavilion Partnership and (ii) the Pavilion Partnership shall be prohibited from selling the name-in-title sponsorship rights with respect to such Old Blockbuster Amphitheater upon terms materially less favorable to the Pavilion Partnership without having first made a second offer to the Blockbuster Group to acquire such rights upon the same terms.

                        (3) Such right of first offer shall expire with respect
                  to each of the Old Blockbuster Amphitheaters upon the execution of the first name-in-title sponsorship agreement of such Old Blockbuster Amphitheater with a person other than the Blockbuster Group.

                  (b) The Name-in-Title Agreement will provide that the Pavilion
            Partnership will have the right to sell after the Closing a name-in-title sponsorship with any third party at the Coral Sky Amphitheater in West Palm Beach, Florida and the Entertainment Center in Camden, New Jersey (or at either such facility) without any contractual obligation to the Blockbuster Group; provided, however, the Pavilion Partnership will be required to display, at the option of the Blockbuster Group, the "Blockbuster" name through and until the second anniversary of the Closing Date, (i) on the exterior of each such facility in a secondary position, (ii) on an interior sign tower at each such facility, and (iii) in print media related to each such facility. Each of the foregoing displays of the "Blockbuster" name shall be in accordance with exhibits to be attached to the Name-in-Title Agreement in a form reasonably approved by the parties.

            "Paramount Amphitheaters" means those certain outdoor concert venues which are located on the property of, and operated in connection with, certain amusement parks located in North America owned and operated by Paramount Parks Inc., an affiliate of the Blockbuster Parent.

            "Permitted Encumbrances" means any Encumbrances contained in, created by or under the Sony/Block Partnership, the Pavilion Partnership Agreement or the Blockbuster Executory Contracts.

            "Phoenix Amphitheater Lease" means that certain Amended and Restated Operator Lease Agreement dated September 26, 1989 entered into by and between WAC, as operator and lessee, and the City of Phoenix, as landlord.

            "Phoenix Tax Obligation" means any obligation or liability for any Privilege License (Sales) and Use Tax assessed by the City of Phoenix with respect to the Phoenix Amphitheater for any period prior to April 1, 1994.

            "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

            "San Bernardino Representation Obligation" means the obligation of the Blockbuster Group to the County of San Bernardino (and any indemnification obligation of the Blockbuster Group to the Pavilion Partnership related thereto) arising out of any representations alleged by the County of San Bernardino to have been made by the Blockbuster Group or their affiliates at the time of the execution of that certain Concession Lease dated October 19,1992 entered into by and between the Amphitheater Entertainment Corporation and The County of San Bernardino, California Regional Parks Department, related to the San Bernardino Amphitheater.

            "Sony Group" means the Sony Subsidiary and the Sony Parent, collectively.

            "Sony Parent" means Sony Music Entertainment Inc.

            "Stagehand Union" means the International Alliance of Theatrical Stage Employees and Moving Picture Machine Operators.

            "Stagehand Union Lawsuit Obligation" means any liabilities, costs or expenses arising out of or relating to the existing lawsuit between CAC and the Stagehand Union and any indemnification obligation of the Blockbuster Group to the Pavilion Partnership related thereto.

            "Transferred Assets" means collectively, the Transferred Interest and all rights to the Charlotte Loan to be transferred to the PACE Subsidiary pursuant to the provisions of Section 2.2 hereof, including the Charlotte Note and the Charlotte Deed of Trust.

            "West Palm Beach Loan" means that certain $8,000,000 loan extended by The Sanwa Bank, Limited to the Pavilion Partnership as evidenced by (i) that certain Loan Agreement dated December 15, 1995 and entered into by and between The Sanwa Bank,

      Limited and the Pavilion Partnership and (ii) that certain Promissory Note dated December 15, 1995, executed by the Pavilion Partnership, payable to the order of The Sanwa Bank, Limited and in the original principal amount of $8,000,000.

      1.4 Knowledge. For all purposes under this Agreement, a party shall be deemed to have knowledge only on matters of which it had actual knowledge without any obligation to make any specific investigation or inquiry of any kind.

2. Purchase and Sale

      2.1 Transferred Interest. Subject to the terms and conditions of this Agreement, at the Closing, the Blockbuster Subsidiary shall assign, sell, transfer, convey and deliver to the PACE Subsidiary, and the PACE Subsidiary shall purchase, acquire and accept from the Blockbuster Subsidiary, the Transferred Interest, free and clear of all Encumbrances other than any Permitted Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Blockbuster Subsidiary will not own any rights or interests, directly or indirectly, in the Transferred Interest, or to any other securities or interests of Pavilion Partnership or Sony/Block Partnership or have any option, warrant or other right to acquire any such interests or securities.

      2.2 Charlotte Loan. Subject to the terms and conditions of this Agreement, at the Closing, the Blockbuster Parent shall assign, sell, transfer, convey and deliver to the PACE Subsidiary and the PACE Subsidiary shall purchase, acquire and accept the Charlotte Note, together with the liens, security interests, and all other collateral of whatsoever type, kind, or character, held by the Blockbuster Parent created by the Charlotte Deed of Trust, together with all other rights, equities, remedies, privileges, titles, powers and interests of the Blockbuster Parent relating to the Charlotte Loan, free and clear of all Encumbrances other than any Permitted Encumbrances.

2.3 Instruments of Conveyance, Transfer and Assumption and Release.

            (a) Instruments of Conveyance and Transfer. On the Closing Date, the Blockbuster Group shall deliver or cause to be delivered to the PACE Subsidiary the following:

                  (i) An assignment of the Transferred Interest executed by the Blockbuster Subsidiary in a form reasonably satisfactory to the PACE Subsidiary, transferring to the PACE Subsidiary Blockbuster Subsidiary's right to the Transferred Interest, free and clear of all Encumbrances other than Permitted Encumbrances; and

                  (ii) An (A) Assignment of the Charlotte Note and Charlotte Deed of Trust executed by the Blockbuster Parent in a form reasonably satisfactory to the PACE Subsidiary, transferring to the PACE Subsidiary the Blockbuster Parent's rights to and under the Charlotte Note and the Charlotte Deed of Trust, free and clear of all Encumbrances, other than those contained in or created by or under the Pavilion Partnership Agreement or the Sony/Block

Partnership Agreement, if any, and (B) the original of the Charlotte Note endorsed to the PACE Subsidiary (or, in lieu thereof, a lost note affidavit and other agreements customarily provided in connection therewith) in a form reasonably satisfactory to the PACE Subsidiary.

            (b) Instruments of Assumption. On the Closing Date, the PACE Group shall execute, as applicable, and deliver or cause to be delivered to the Blockbuster Group instruments in a form reasonably satisfactory to the Blockbuster Group pursuant to which (i) the PACE Subsidiary assumes the Assumed Liabilities and accepts the Transferred Assets in accordance with the terms hereof, (ii) the PACE Group releases the Blockbuster Group from all the Assumed Liabilities and (iii) each Applicable Releasing Party releases the Blockbuster Group from the Assumed Liabilities owed to such Applicable Releasing Party.

      2.4 Blockbuster Group Release. On the Closing Date, the PACE Group shall cause the Blockbuster Group to be released and discharged in full from (A) all of its obligations and liabilities under (i) the Amphitheater Loans, including without limitation, any obligations and liabilities under the Camden Loan Indemnification Agreement (the "Amphitheater Loan Release"), and (ii) the Blockbuster Executory Contracts (other than any liability excluded from the "Assumed Liabilities" under the Blockbuster Executory Contracts pursuant to the provisions of Section 2.5(b)(ii) thereof), the Sony/Block Partnership Agreement, the Pavilion Partnership Agreement, the Charlotte Note and the Charlotte Deed of Trust (such agreements, as modified by the immediately preceding parenthetical, being herein collectively called the "Assumed Agreements"), (B) the Partner Note Obligations, the Financial Closing Obligations, the Charlotte Parking Obligations and the Miscellaneous Payable Obligations and (C) any and all claims and causes or causes of action arising under any of the foregoing, which releases shall be evidenced by instruments in forms reasonably satisfactory to the Blockbuster Group and shall include, without limitation, (1) an instrument executed by The Sanwa Bank, Limited releasing the Blockbuster Group from any liabilities or obligations under the West Palm Beach Loan, (2) an instrument executed by the Sony Group releasing the Blockbuster Group from any liabilities or obligations under the Camden Loan Indemnification Agreement and the Sony/Block Partnership Agreement and (3) the cancellation of any of the letters of credit maintained by the Blockbuster Group with respect to the Phoenix Amphitheater by the issuer banks and the holders thereof and any cancellation fees related thereto.

      2.5 Mutual Releases. On the Closing Date, (i) the Blockbuster Group shall execute and deliver to the PACE Group an instrument in a form reasonably satisfactory to the PACE Group in which the Blockbuster Group releases the PACE Group, the Sony Group, the Pavilion Partnership and Sony/Block from any and all claims, rights or causes of action, known or unknown, liquidated or unliquidated, in contract, tort or otherwise, arising out of any act, event, circumstance or occurrence in connection with the Pavilion Partnership which existed or occurred on or before the Closing Date, and (ii) the PACE Group shall execute, as applicable, and deliver, or cause to be delivered to the Blockbuster Group, instruments in a form reasonably satisfactory to the Blockbuster Group in which the PACE Group, the Sony Group, the Pavilion Partnership and Sony/Block releases the Blockbuster Group from any and all claims, rights or causes of action, known or unknown, liquidated or unliquidated, in contract, tort or otherwise, arising out of any act, event, circumstance or occurrence in connection with the Pavilion Partnership which existed or occurred on or before the Closing Date. Notwithstanding anything to the contrary, the releases to be delivered pursuant to this Section 2.5 shall not, and shall expressly provide that they will not, affect, limit, negate or lessen the contractual obligations undertaken by any of the parties pursuant to this Agreement.

3. Closing; Purchase Price; Liabilities.

      3.1 Closing Date. The closing of the transactions provided for in this Agreement (the "Closing") shall take place (i) at the offices of Viacom Inc., 1515 Broadway, New York, New York 10036, at 10:00 a.m., local time, within five
(5) business days after the conditions to the obligations of the parties set forth in Article 6 have been satisfied or waived, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date".

      3.2 Purchase Price and Payment at Closing.

            (a) Subject to the terms and conditions of this Agreement, the PACE Subsidiary shall pay to the Blockbuster Parent as the purchase price for the Charlotte Loan (the "Loan Purchase Price"), an amount equal to (i) the outstanding principal of the Charlotte Note as of the Closing Date and (ii) accrued and unpaid interest on the Charlotte Note as of the Closing Date. The Loan Purchase Price shall be payable in cash at Closing pursuant to Section 3.2(c). As of September 30, 1997, the outstanding principal balance and accrued and unpaid interest of the Charlotte Note was $9,507,257.

            (b) Subject to the terms and conditions of this Agreement, the PACE Subsidiary shall, as the purchase price for the Transferred Interest, (i) assume, pay, perform and discharge the Assumed Liabilities as provided for in
Section 3.3(a) hereof, (ii) pay to the Blockbuster Subsidiary in cash the sum of Five Hundred Twenty-One Thousand Sixty Dollars ($521,060.00) as reimbursement to the Blockbuster Subsidiary for the amounts previously paid by the Blockbuster Subsidiary for the Cost Overrun Obligations (the Reimbursement Amount"), and
(iii) pay to the Blockbuster Subsidiary in cash the sum of Three Million Six Hundred Fifty Thousand and no/100 Dollars ($3,650,000.00) (the "Transferred Interest Cash Amount").

            (c) The Reimbursement Amount, the Loan Purchase Price and the Transferred Interest Cash Amount are herein collectively referred to as the "Cash Purchase Price". The Cash Purchase Price shall be payable in cash at the Closing by wire transfer of immediately available funds to such bank accounts as may be designated by the Blockbuster Group prior to the Closing Date.

      3.3 Assumed Liabilities; Excluded Liabilities; Retained Liabilities.

            (a) Assumed Liabilities. From and after the Closing Date, the PACE Subsidiary shall assume and pay, perform, fulfill and discharge the following obligations and Liabilities of the Blockbuster Group (the "Assumed Liabilities"):

                  (i) The obligation of the Blockbuster Group for the outstanding principal balance and accrued and unpaid interest under Sony/Block Note #2 and the related Blockbuster Guaranty (the "Partner Note Obligations") as of the Closing Date, the outstanding principal balance of which Sony/Block Note #2 is $608,750 as of the date hereof;

                  (ii) The obligations of the Blockbuster Group to make the cash contributions to the Pavilion Partnership contemplated by Section 6.1(e) of each of the Executory Contracts relating to the Existing Blockbuster Assets, as such obligations were modified by that certain Post-Closing Agreement dated effective April 1, 1994, by and among the Pavilion Partnership, the PACE Subsidiary, the Sony Subsidiary, the Blockbuster Subsidiary, Sony/Block and the other parties named therein (the "Financial Closing Obligations"), the amount of which Financial Closing Obligations is agreed among the parties to be $1,196,003;

                  (iii) The obligations of the Blockbuster Group to the Pavilion
                        Partnership under the Executory Contract (Charlotte Asset) for the failure of the Charlotte Asset to have the parking spaces that are necessary to satisfy the current or reasonably anticipated business activities of the Charlotte Asset (the "Charlotte Parking Obligations"), the amount of which Charlotte Parking Obligations is agreed among the parties to be $1,049,667;

                  (iv) The amount of other miscellaneous payable obligations (if any) due from the Blockbuster Group to the Pavilion Partnership as of the Closing Date (the "Miscellaneous Payable Obligations"); and

                  (v) Any and all Liabilities and obligations of the Blockbuster Group (1) under the Assumed Agreements (including, without limitation, the Indemnification Obligations) or (2) arising from or accruing with respect to any contract entered into by, or the operations of, the Pavilion Partnership, any action or inaction on the part of the Pavilion Partnership.

It is understood and agreed that the PACE Subsidiary shall assume the full amount of the Assumed Liabilities, regardless of whether the amount of any Assumed Liability is different from the amount for such Assumed Liability set forth above.

            (b) Retained Liabilities. From and after the Closing Date, the PACE Subsidiary will not assume any direct or indirect duties, liabilities or obligations of the Blockbuster Group of any kind or nature, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, known or unknown, accrued, absolute, contingent or otherwise (collectively, the "Liabilities") other than the Assumed Liabilities. It is understood and agreed that all Liabilities of the Blockbuster Group other than the Assumed Liabilities are retained by the Blockbuster Group (the "Retained Liabilities"), and the Blockbuster Group shall be responsible for the payment and discharge of all such Retained Liabilities; provided, however, (1) the Retained Liabilities shall not include any Liabilities relating to the Charlotte Loan, the Amphitheater Loans or any other loans or financing arrangements entered into by the PACE Group or entered into by and in connection with the Pavilion Partnership and (ii) notwithstanding anything herein to the contrary, the Retained Liabilities shall include, and the Assumed Liabilities shall exclude, any Liability of the Blockbuster Group for any federal, state or local income tax obligation of the Blockbuster Group.

4. Representations and Warranties.

      4.1 Representations and Warranties of the Blockbuster Group. The Blockbuster Group hereby makes the following representations and warranties to the PACE Group, which representations and warranties shall be true and accurate as of the date hereof and as of the Closing Date as if made on that date:

            (a) Due Organization; Good Standing and Power. Each member of the Blockbuster Group is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each member of the Blockbuster Group has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

            (b) Authorization of Agreement. The execution, delivery and performance of this Agreement by the Blockbuster Group and the consummation by the Blockbuster Group of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the Blockbuster Group's part. No other corporate, director, shareholder, or partner action or approval is necessary for the authorization, execution, delivery and performance by the Blockbuster Group of this Agreement and the consummation by the Blockbuster Group of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Blockbuster Group and, assuming due authorization, execution and delivery by the PACE Group, constitutes the legal, valid and binding obligations of the Blockbuster Group, enforceable against them in accordance with its terms, subject as to enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) No Approvals or Notices Required; No Conflict of Instruments. Except as described in Schedule 4.1(c) hereto, the execution, delivery and performance of this Agreement by the Blockbuster Group and the consummation by the Blockbuster Group of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or other notice under, any provision of any Applicable Law except where the failure to obtain such consent, approval, or make such filing or notice would not prevent the transactions contemplated hereby being consummated in accordance with the terms hereof and (ii) assuming all consents, approvals and other acts described in Schedule 4.1(c) hereto have been obtained and all filings and notifications listed in Schedule 4.1(c) have been made and except as may result from any facts or circumstances relating solely to the PACE Group or the Sony Group or as described in Schedule 4.1(c), will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or require any consent or approval, or result in the acceleration of the performance of the obligations of the Blockbuster Group under, or result in the creation of an Encumbrance upon any portion of the Transferred Assets pursuant to, the charter or bylaws of any member of the Blockbuster Group, the Pavilion Partnership Agreement, or the Sony/Block Partnership Agreement, or any indenture, mortgage, deed of trust, lease, contract, instrument or other agreement to which any member of the Blockbuster Group is a party or by which any member of the Blockbuster Group or any of the Transferred Assets are bound or affected.

            (d) Ownership of Transferred Interest. Except as set forth in
Schedule 4.1(d) hereto, the Blockbuster Subsidiary owns and has good and marketable title to the Transferred Interest. At Closing, the Transferred Interred shall be transferred to the PACE Subsidiary, free and clear of all Encumbrances, other than the Permitted Encumbrances.

            (e) Ownership of Charlotte Loan. Except as set forth in Schedule 4.1(e) hereto, the Blockbuster Parent owns and has good and marketable title to the Charlotte Note and is the beneficiary (as successor-in-interest by merger to the Blockbuster Entertainment Corporation) to the Charlotte Deed of Trust. At Closing, upon consummation of the transactions contemplated by this Agreement, the Charlotte Note and Charlotte Deed of Trust shall be transferred to the PACE Subsidiary, free and clear of all Encumbrances other than the Permitted Encumbrances, and the PACE Subsidiary shall be vested with good and marketable title to the Charlotte Note, the Charlotte Deed of Trust, and all the other liens, security interests, rights, equities, remedies, privileges, titles, powers and interests of the Blockbuster Parent relating to the Charlotte Loan, free and clear of all Encumbrances, other than the Permitted Encumbrances.

            (f) Legal Proceedings. Except as described in Schedule 4.1(f) hereto, (i) there is no litigation, proceeding, claim or governmental investigation pending or, to the knowledge of the Blockbuster Group, threatened, seeking relief or damages which, if granted, would materially and adversely affect Sony/Block, the Transferred Assets or which to the knowledge of the

Blockbuster Group would prevent the consummation of the transactions contemplated by this Agreement and (ii) the Blockbuster Group and Sony/Block have not been charged with the violation of or threatened, in writing, with a charge of violation of any provision of Applicable Law or regulation which charge or violation, if determined adversely to the Blockbuster Group or Sony/Block, would materially and adversely affect the right of the PACE Subsidiary to own the Transferred Assets.

            (g) Certain Fees. Neither the Blockbuster Group nor, to the knowledge of the Blockbuster Group, any of their respective officers, directors or employees have employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

            (h) Sony/Block Representations. To the Blockbuster Group's knowledge, neither the Blockbuster Group nor any of their affiliates has breached any provision of (x) Sections 15 or 18.10 of the Pavilion Partnership Agreement (and no Event of Withdrawal has ever occurred with respect to the Blockbuster Subsidiary) or (y) the Sony/Block Partnership Agreement (and the Blockbuster Group has not undertaken any action to withdraw from or otherwise cause the dissolution of the Sony/Block Partnership). To the Blockbuster Group's knowledge, (i) the Sony/Block Partnership Agreement is in full force and effect,
(ii) the ownership of Sony/Block is as described in the Recitals to this Agreement and that no person other than the Sony Subsidiary and the Blockbuster Subsidiary holds any ownership interest in Sony/Block or has any option, warrant, call, subscription or other right or agreement to acquire any interest in Sony/Block, (iii) Sony/Block has no assets or properties other than its Partnership Interest in the Pavilion Partnership (and the Blockbuster Group has not taken any action to create or approve any Encumbrances other than the Permitted Encumbrances on such Partnership Interest) and conducts no business activities unrelated to such ownership, (iv) Sony/Block has no Liabilities other than Liabilities as a general partner of the Pavilion Partnership and Sony/Block is not a party to any contract or commitment other than those entered into with the Pavilion Partnership or the PACE Group, and (v) Sony/Block has not employed any employees.

      4.2 Representations and Warranties of the PACE Group. The PACE Group hereby makes the following representations and warranties to the Blockbuster Group, which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date as if made on that date:

            (a) Due Organization; Good Standing and Power. Each member of the PACE Group is a corporation duly organized, validly existing and in good standing under the laws of Texas. Each member of the PACE Group has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

            (b) Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement by the PACE Group and the consummation by the PACE Group of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the PACE Group's part. No other corporate, director, shareholder or partner action is necessary for the authorization, execution, delivery and performance by the PACE Group of this Agreement and the consummation by the PACE Group of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the PACE Group and, assuming due authorization, execution and delivery by the Blockbuster Group, constitutes the legal, valid and binding obligations of the PACE Group, enforceable against them in accordance with its terms, subject as to enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) No Approvals or Notices Required; No Conflict with Instruments. Except as disclosed on Schedule 4.2(c) the execution, delivery and performance of this Agreement by the PACE Group and the consummation by the PACE Group of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any Applicable Law except where the failure to obtain such consent, approval, or make such filing or notice would not prevent the transactions contemplated hereby being consummated in accordance with the terms hereof and (ii) assuming all consents, approvals and other acts described in Schedule 4.2(c) hereto have been obtained and all filings and notifications listed in Schedule 4.2(c) have been made and except as may result from any facts or circumstances relating solely to the Blockbuster Group or as described in Schedule 4.2(c) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or require any consent or approval, or result in the acceleration of the performance of the obligations of the PACE Group under, the charter or bylaws of any member of the PACE Group, the Pavilion Partnership Agreement or any indenture, mortgage, deed of trust, lease, contract, instrument or other agreement to which any member of the PACE Group is a party or by which any member of the PACE Group or any of their assets or properties are bound or affected.

            (d) Certain Fees. Neither the PACE Group, nor to the knowledge of the PACE Group, any of their respective officers, directors or employees, have employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

            (e) Legal Proceedings. There is no litigation, proceeding, claim or governmental investigation pending or, to the knowledge of the PACE Group, threatened which would prevent the consummation of the transactions contemplated by this Agreement.

      4.3 Survival of Representations and Warranties. Notwithstanding any right of a party to investigate the affairs of the other party, each party shall have the right to rely fully upon the representations and warranties, covenants and agreements of the other party contained in this Agreement and to pursue all rights and remedies in connection therewith. The representations and warranties of the parties set forth in Sections 4.1(b), 4.1(c), 4.1(d), 4.1(e), 4.2(b) and 4.2(c) shall survive in full force and effect until the second anniversary of the Closing Date. All other representations and warranties of the parties set forth in this Agreement shall survive in full force and effect for a period of six months after the Closing Date. The covenants and agreements of the parties set forth in Sections 4.4, 5.3, 8.2, 8.3, 9 and 10 (except as otherwise noted therein) shall survive the execution and delivery of this Agreement and the Closing without limitation (except that the Blockbuster Parent's obligations under Section 8.2 shall terminate at Closing). The covenants of the Blockbuster Group set forth in
Section 8.1 shall survive the execution and delivery of this Agreement and the Closing in accordance with the terms thereof. All other covenants and agreements of the parties contained in or made pursuant to the terms of this Agreement or any certificate furnished pursuant hereto shall terminate at the Closing.

      4.4 Blockbuster Acknowledgment. The Blockbuster Group acknowledges that in order to consummate this transaction, the PACE Group has entered discussions with the Sony Group in order to secure certain required consents contemplated by this Agreement. Those discussions include the terms of a potential purchase of the Sony Group's interest in Sony/Block. The Blockbuster Group agrees that the PACE Group is not required to advise the Blockbuster Group of the content of any such discussions or the terms of any transaction which may result from such discussions, it being acknowledged and agreed that the Blockbuster Group is sophisticated and experienced in business matters and has determined to enter into this Agreement after its own independent evaluation of the merits of the transactions contemplated hereby.

5. Covenants; Actions Prior to Closing.

      5.1 Access to Information. Neither title nor right to possession of the Transferred Assets shall pass to the PACE Subsidiary until the Closing, but during the period commencing on the date hereof and ending on the Closing Date, the Blockbuster Subsidiary shall give or cause to be given to the PACE Group and its representatives reasonable access, during normal business hours, to the properties, books and records of the Blockbuster Subsidiary relating to the Transferred Assets as the PACE Group shall from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the businesses or operations of the Blockbuster Subsidiary.

      5.2 No Disposition of Transferred Assets; Modification of Specific Indemnification Obligations. During the period commencing on the date hereof and ending on the Closing Date, (a) the Blockbuster Group shall not (i) sell or otherwise dispose of any right, title and interest in and to the Transferred Assets, (ii) permit or allow the Transferred Assets to become subject to any Encumbrances, other than in the ordinary course of business and consistent with past practice, (iii) otherwise modify or change in any material respect any rights of the Blockbuster Group relating to the Transferred Assets (other than in the manner contemplated by this Agreement), (iv) solicit from any corporation, business or person any proposals or offers, or enter into any negotiations, relating to the disposition of the Transferred Assets, (v) directly or indirectly provide to any other person any non-public information concerning the Transferred Assets except that which is on the advice of counsel required in governmental filings or judicial, administrative or arbitration proceedings,
(vi) modify or change in any respect the Indemnification Obligations, or modify or change or waive any rights or obligations related thereto, other than in the ordinary course of business consistent with past practice, or (vii) agree, whether in writing or otherwise, to do any of the foregoing and (b) the PACE Group shall use its reasonable best efforts to not permit and shall not take any action which will (x) cause the Transferred Assets to become subject to any Encumbrances or (y) modify or change or affect in any respect any rights of the Blockbuster Group relating to the Transferred Assets.

      5.3 Further Actions. Subject to the terms and conditions hereof, prior to and after the Closing, the Blockbuster Group and the PACE Group will each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including:
(i) to obtain prior to the Closing Date all consents or approvals as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings; and (iii) to execute and deliver, or cause to be executed and delivered, without further consideration, such other documents and papers, to take such further actions and to furnish to each other such information and assistance, as reasonably may be requested in connection with any of the foregoing. Nothing herein shall require either party, after Closing, to pay any money or incur any out-of-pocket expenses (other than minor expenses, such as long distance charges and copying charges) to accomplish the foregoing.

      5.4 Notification. Each of the parties hereto shall promptly notify the other in writing and keep the other advised as to (i) any litigation or administrative proceeding filed or pending against the Blockbuster Group or the PACE Group, or to the Blockbuster Group's knowledge or to the PACE Group's knowledge, threatened against any of them that challenges the transactions contemplated hereby and (ii) any variance from the representations and warranties contained in Section 4.1 or Section 4.2 hereof, as applicable, or of any failure or inability on the part of the Blockbuster Group or the PACE Group to comply with any of their respective covenants contained in this Article 5.

6. Conditions Precedent.

      6.1 Conditions Precedent to Obligations of All Parties. The respective obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by each party) at or prior to the Closing Date of each of the following conditions:

            (a) No Lawsuits. No action of any private party or Governmental Entity shall have been taken or explicitly threatened in writing and no statute, rule, regulation or executive order shall have been proposed, promulgated or enacted by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

            (b) Mutual Third Party Consents and Approvals. All consents or approvals of third parties (including all Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise reasonably necessary for the consummation of the transactions contemplated hereby (other than those specified in Section 6.3(e) below) shall have been obtained in a form reasonably acceptable to the PACE Group and the Blockbuster Group and shall be in full force and effect at the time of the Closing, including without limitation, to the extent required, the consent or agreement by the Sony Group (or Sony/Block) to (i) the transfer of the Transferred Interest to the PACE Subsidiary pursuant to the terms of this Agreement and (ii) the execution and delivery of the Name-in-Title Agreement and the agreement contemplated by
Section 6.2(e) (unless the requirement for such agreement has been waived by the Blockbuster Group) as contemplated by the terms of this Agreement.

            (c) Name-in-Title Agreement. The Pavilion Partnership shall have executed and delivered to the Blockbuster Group the Name-in-Title Agreement.

      6.2 Conditions Precedent to the Obligations of the Blockbuster Group. The obligations of the Blockbuster Group under this Agreement are subject to the satisfaction (or waiver by the Blockbuster Group) at or prior to the Closing Date of each of the following conditions:

            (a) Accuracy of Representations and Warranties. All representations and warranties of the PACE Group contained herein or in any certificate or document delivered to the Blockbuster Group pursuant hereto shall be true and correct on and as of the Closing Date, in all material respects, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Performance of Agreements. The PACE Group shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date, including without limitation, (x) executing and delivering the instruments contemplated by Section 2.3(b) of this Agreement, (y) delivering the Cash Purchase Price as provided for in Section 3.2(c) hereof and (z) effecting, obtaining and delivering the Amphitheater Loan Release and the other releases (including, without limitation, the releases from the Applicable Releasing Parties) provided for in Sections 2.3 (b) and 2.4 hereof.

            (c) PACE Group's Officer's Certificate. The Blockbuster Group shall have received a certificate dated on the Closing Date executed by an appropriate corporate officer of each member of the PACE Group to the effect that the conditions specified in Sections 6.2(a) and (b) have been satisfied.

            (d) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the Blockbuster Group, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

            (e) Carowinds Amphitheater. The Pavilion Partnership shall have executed and delivered to the Blockbuster Group a written instrument in form reasonably acceptable to the Blockbuster Group whereby the Pavilion Partnership agrees that it will not exercise any right which it may now or hereafter have, to prevent or preclude Cellar Door Productions, Inc. or its affiliates ("Cellar Door") from acting as a booking agent (but not any right it has to prevent or preclude Cellar Door from acting as a promoter) at the Carowinds Amphitheater in Charlotte, North Carolina in a manner consistent with Cellar Door's current authority, responsibility and capacity at such amphitheater, but not otherwise.

      6.3 Conditions Precedent to Obligations of the PACE Group. The obligations of the PACE Group under this Agreement are subject to the satisfaction (or waiver by the PACE Group) at or prior to the Closing Date of each of the following conditions:

            (a) Accuracy of Representations and Warranties. All representations and warranties of the Blockbuster Group contained herein or in any certificate or document delivered to the PACE Group pursuant hereto shall be true and correct on and as of the Closing Date, in all material respects, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Performance of Agreements. The Blockbuster Group shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date, including executing and delivering the conveyancing instruments and other documents contemplated by Section 2.3 of this Agreement.

            (c) Blockbuster Officer's Certificate. The PACE Group shall have received a certificate dated on the Closing Date executed by an appropriate officer of each member of the Blockbuster Group to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied.

            (d) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the PACE Group, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

            (e) The PACE Group Special Consents and Approvals. The following consents, agreements, and approvals shall have been obtained in a manner reasonably acceptable to the PACE Group and shall be in full force and effect at the time of the Closing:

                  (i) The consent and agreement by the Sony Subsidiary and the Sony Parent to the amendment and restatement of the Pavilion Partnership Agreement (the "New Pavilion Partnership Agreement") in a manner acceptable to the PACE Group, including to reflect that all rights to the Charlotte Preferred Cash Distribution Account and any amounts distributable pursuant thereto shall inure to the benefit of the PACE Subsidiary;

                  (ii) The PACE Group shall obtain the waiver or consent from its lender described in Schedule 4.2(c) to the extent necessary to permit the PACE Group to complete the transactions contemplated by this Agreement without violating any covenants or restrictions contained herein and in the Credit Agreement described in Schedule 4.2(c); and

                  (iii) The consent by the Sony Subsidiary and the Sony Parent to an amendment and restatement of the Sony/Block Partnership Agreement (the "New Sony/Block Partnership Agreement") in a manner acceptable to the PACE Group, including (x) to reflect that the PACE Subsidiary shall not have any liability or obligation under the Sony/Block Partnership Agreement or the New Sony/Block Partnership Agreement except as specifically provided for in the New Sony/Block Partnership Agreement (without negating, limiting or lessening, as between the Blockbuster Group and the PACE Group, any obligation or liability undertaken herein by any member of the PACE Group) and (y) to reflect that all rights to the Charlotte Preferred Distribution Account and any amounts distributable pursuant thereto shall inure to the benefit of the PACE Subsidiary.

            (f) Funding Amounts. The PACE Group shall have obtained third party financing on terms reasonably acceptable to the PACE Group in an amount sufficient to effect the Amphitheater Loan Release and to fund the Loan Purchase Price without imposing any obligation or liability on the Blockbuster Group or otherwise encumbering any of the assets of the Blockbuster Group (other than encumbrances upon the Transferred Asset to take effect upon occurrence of the Closing).

7. Termination.

      7.1 General. This Agreement may be terminated and the transactions contemplated herein may be abandoned (a) by mutual consent of the PACE Group and the Blockbuster Group or (b) by any party by written notice to the other parties in the event that the Closing Date shall not have occurred on or before May 31, 1998; provided, however, that if the Closing Date shall not have occurred on or before such date due to a breach of this Agreement by one of the parties, the breaching party may not terminate this Agreement.

      7.2 No Liabilities in Event of Termination. In the event of any termination of this Agreement as provided above, this Agreement shall forthwith become wholly void and of no further force or effect and there shall be no liability on the part of the PACE Group, the Blockbuster Group or their respective officers, directors, or agents, except that the provisions of Sections 10.2 and 10.5 hereof shall remain in full force and effect, and provided that nothing contained herein shall release any party from liability for any willful failure to comply with any provision, covenant or agreement contained herein.

8. Covenants and Actions Subsequent to Closing.

      8.1 Covenant Not to Compete. In order to allow the PACE Group to realize the full benefit of its bargain in connection with the purchase of the Transferred Assets, the Blockbuster Group hereby agrees as follows:

            (a) The Blockbuster Group shall not permit Blockbuster Entertainment Inc. or any direct or indirect subsidiary of Blockbuster Entertainment Inc. which has its operations managed by the operational management of Blockbuster Entertainment Inc. (including the Blockbuster Subsidiary) (collectively, the "Included Blockbuster Entities") to become (and shall prevent any such entity from becoming), at any time for a period of two (2) years following the Closing Date, directly or indirectly, an owner, manager, operator, or equity participant in or to any Amphitheater anywhere in the United States of America.

            (b) In the event of a breach of the Noncompete Covenant, it is understood and agreed that the PACE Group shall be entitled to injunctive relief as well as any and all other applicable remedies at law or in equity available to the PACE Group against the Blockbuster Group. If a court of competent jurisdiction should declare the Noncompete Covenant unenforceable, in whole or in part, due to any unreasonable restriction of duration and/or geographical area and/or activity, then the PACE Group and the Blockbuster Group hereby acknowledge and agree that such court of law or equity shall have the express authority of the parties to reform the Noncompete Covenant to a reasonable restriction and/or grant the PACE Group any and all other relief, at law or in equity, that may be reasonable or necessary to protect the interests of the PACE Group.

            (c) The parties expressly acknowledge and agree that neither the Blockbuster Parent nor any affiliate of the Blockbuster Parent other than the Included Blockbuster Entities shall be restricted or limited by the terms of the Non-Compete Covenant.

      8.2 Performance Guarantee. The PACE Parent and the Blockbuster Parent hereby agree to guarantee the performance of any and all obligations of the PACE Subsidiary and the Blockbuster Subsidiary, respectively, under the terms of this Agreement.

      8.3 Tax Matters. The Blockbuster Group will have the right to participate in any tax audit or administrative or judicial proceeding or of any demand or claim relating to the Assumed Agreements which affects any taxable period ending on or before or including the Closing Date to the same extent the Blockbuster Group has such rights prior to the Closing. After the Closing, the PACE Group shall promptly notify the Blockbuster Group in writing of the commencement of any such tax audit, administrative or judicial proceeding or demand or claim which relates, in whole or in part, to any period of time prior to the Closing. Such notice shall contain factual information (to the extent known) describing the asserted tax matter in reasonable detail and shall include copies of any notice or other document received from any tax authority in respect of such tax matter.

9. Indemnification.

      9.1 Indemnification by the PACE Group.

            (a) Subject to the provisions of this Section 9, the PACE Group shall protect, indemnify and hold harmless the Blockbuster Group, in respect of any losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including, but not limited to, court costs and attorneys' and accountants' fees and disbursements, and any federal, state and local income and/or franchise taxes payable in respect of the receipt of cash or money in discharge of the foregoing (collectively referred to herein as "Damages") to which the Blockbuster Group may become subject if such Damages arise out of, relate to, or are based upon:
(i) the inaccuracy or breach of any of the representations, warranties, covenants or agreements made by the PACE Group in this Agreement or in any certificate, document, schedule or instrument delivered to the Blockbuster Group pursuant hereto or in connection herewith; (ii) any Assumed Liability; (iii) any Liabilities relating to the Pavilion Partnership to the extent such Liabilities arise from and after the Closing; or (iv) any failure by the PACE Group to carry out, perform and satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and/or other instruments delivered by the PACE Group pursuant to this Agreement.

            (b) Notwithstanding any other provision to the contrary, the PACE Group shall not be required to indemnify and hold harmless any Blockbuster Group Indemnified Party pursuant to Section 9.1 unless the Blockbuster Group has asserted a claim with respect to such matters within the applicable survival period set forth in Section 4.3.

      9.2 Indemnification by the Blockbuster Group.

            (a) Subject to the provisions of this Section 9, the Blockbuster Group shall protect, indemnify and hold harmless the PACE Group in respect of any Damages to which the PACE Group may become subject if such Damages arise out of, relate to, or are based upon (i) the breach of any of the representations, warranties, covenants or agreements made by the Blockbuster Group in this Agreement or any certificate, document, schedule or instrument delivered to the PACE Group pursuant hereto or in connection herewith, (ii) any Retained Liability, (iii) the failure of the Blockbuster Parent to deliver the original of the Charlotte Note to the PACE Subsidiary at the Closing by reason of same having been lost, or (iv) any failure by the Blockbuster Group to carry out, perform and satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and/or other instruments delivered by the Blockbuster Group pursuant to this Agreement.

            (b) Notwithstanding any other provision to the contrary, the Blockbuster Group shall not be required to indemnify and hold harmless any PACE Group Indemnified Party pursuant to Section 9.2 unless the PACE Group has asserted a claim with respect to such matters within the applicable survival period set forth in Section 4.3.

      9.3 Matters Involving Third Parties.

            (a) If any third party shall notify a party entitled to be indemnified pursuant to Section 9.1 or 9.2 (the "Indemnified Party") with respect to any matter which the Indemnified Party has determined may give rise to a claim for indemnification against the PACE Group or the Blockbuster Group, as the case may be (a "Third Party Claim") (the "Indemnifying Party"), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. Subject to the Indemnifying Party's right to defend in good faith Third Party Claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Section 9 within 30 days after the receipt of written notice thereof from the Indemnified Party unless the Indemnifying Party notifies the Indemnified Party that it disputes any such obligations.

            (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 9.3(a), and if such claim or demand relates to a Third Party Claim or demand against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party under Section 9.1 or 9.2, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damage and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnifying Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts in good faith the defense of the Third Party Claim actively and diligently. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other material in the Indemnified Party's possession reasonably required by it for use in contesting the Third Party Claim. Whether or not the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have no obligation to do so.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (d) In the event any of the conditions in Section 9.3(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (B) the Indemnifying Party will remain responsible for any damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

10. Miscellaneous

      10.1 Public Announcements. Prior to the Closing Date, no news release or other public announcement pertaining in any way to the transactions contemplated by this Agreement will be made by any party hereto except in accordance with the terms of this Agreement or as otherwise required by Applicable Law.

      10.2 Expenses. Except as otherwise specifically provided for herein, each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' fees and accountants' fees.

      10.3 Remedy. The parties hereto recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to any other remedies a non-breaching party may have available at law or in equity, any non-breaching party shall be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

      10.4 Notices. All notices, offers, approvals, elections, consents, acceptances, waivers, reports, requests and other communications required or permitted to be given hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing and shall be deemed to have been given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, return receipt requested, or by facsimile (with an appropriate answer back code), telex or cablegram (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same day that such facsimile, telex or cablegram is sent), or by recognized overnight courier for next day delivery, addressed or sent to the parties at the following addresses and facsimile numbers or to such other or additional address or facsimile numbers or to such other additional address or facsimile number as any party shall hereafter specify by Communication to the other party:

      Blockbuster Group:       Blockbuster Entertainment Inc.
                               1201 Elm Street
                               Dallas, Texas 75270
                               Fax No. (214)854-3172
                               Attention: General Counsel

      With a copy to:          VIACOM Inc.
                               1515 Broadway
                               New York, New York 10036
                               Fax No. (212) 258-6099
                               Attention: General Counsel and
                                          Deputy General Counsel

      PACE Group:              c/o SM/PACE, Inc.
                               515 Post Oak Boulevard, Suite 300
                               Houston, Texas 77027
                               Fax No. (713) 622-8461
                               Attention: Mr. Jeffry B. Lewis

      With a copy to:          Mr. Michael F. Rogers
                               Gardere Wynne Sewell & Riggs, L.L.P.
                               333 Clay Avenue, Suite 800
                               Houston, Texas 77002

Notice of change of address shall be deemed given when actually received; all other Communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received or upon refusal to accept delivery thereof; or (ii) on the date when delivered personally, one (1) day after being sent by facsimile, cable, telex or overnight courier and four (4) business days after mailing, as aforesaid.

      10.5 Delaware Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

      10.6 Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

      10.7 Legal Construction. In case any one or more of the provisions contained in this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement and, upon so agreeing, shall incorporate such substitute provision into this Agreement.

      10.8 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

      10.9 Gender. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

      10.10 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      10.11 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party.

      10.12 Entire Agreement, Modification, Consents and Waivers. This Agreement (including the Schedules and Exhibits hereto and the certificates to be delivered in connection herewith) contains the entire agreement of the parties with respect to the subject matter hereof and no interpretation, change, termination or waiver of or extension of time for the performance under any provisions of this Agreement shall be binding upon any party unless in writing and signed by the party intended to be bound thereby. Receipt by any party of money or other consideration due under this Agreement, or the Closing of the transactions contemplated hereby, with or without knowledge of breach, shall not constitute a waiver of such breach or any provision of this Agreement. Except as otherwise provided in this Agreement, no waiver of or other failure to exercise any right under, or default or extension of time for performance under, any provision of this Agreement shall affect the right of any party to exercise any subsequent right under this Agreement or otherwise enforce said provision or any other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                             SM/PACE, INC.,
                                             a Texas corporation


                                             By: /s/ Scott Zeigel
                                                 -------------------------------
                                             Name: SCOTT ZEIGEL
                                             Title: VICE PRESIDENT

                                             PACE ENTERTAINMENT CORPORATION,
                                             a Texas corporation

                                             By: /s/ Scott Zeigel
                                                 -------------------------------
                                             Name: SCOTT ZEIGEL
                                             Title: VICE PRESIDENT
                                                       PACE GROUP

                                             CHARLOTTE AMPHITHEATER
                                             CORPORATION, a Delaware corporation


                                             By: /s/ Michael Fricklas
                                                 -------------------------------
                                             Name: MICHAEL FRICKLAS
                                             Title: SENIOR VICE PRESIDENT

                                             THE WESTSIDE AMPHITHEATRE
                                             CORPORATION, an Arizona corporation


                                             By: /s/ Michael Fricklas
                                                 -------------------------------
                                             Name: MICHAEL FRICKLAS
                                             Title: SENIOR VICE PRESIDENT

                                             VIACOM INC.,
                                             a Delaware corporation


                                             By: /s/ Michael Fricklas
                                                 -------------------------------
                                             Name: MICHAEL FRICKLAS
                                             Title: SENIOR VICE PRESIDENT

                                                  THE BLOCKBUSTER GROUP


                                       27